Exhibit 16.1
     106 Prospect Street
        Ridgewood, NJ
           07450-4433
      Tel. (201) 445-0500
      Fax. (201) 445-8939
March 30, 2011
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
To Whom It May Concern:
We have read the statements made by C&J Energy Services, Inc., included under the section titled “Change in Accountants” in its Registration Statement on Form S-1. We agree with such statements concerning our Firm.
Very truly yours,

/s/ Flackman, Goodman & Potter, P.A. Flackman, Goodman & Potter, P.A.